Exhibit 99.1

iStar Financial Inc.

1114 Avenue of the Americas

New York, NY 10036

(212) 930 - 9400

News Release

COMPANY CONTACT	[NYSE: SFI]

Andrew G. Backman

Senior Vice President – Investor Relations

iStar Financial Announces Third Quarter 2010 Results

•                  Adjusted earnings (loss) allocable to common shareholders for the third quarter 2010 was ($70.9) million, or ($0.76) per diluted common share.

•                  Net income (loss) allocable to common shareholders for the third quarter 2010 was ($83.5) million, or ($0.89) per diluted common share.

•                  Company recorded $78.4 million of loan loss provisions for the quarter versus $109.4 million for the prior quarter.

•                  Company fully repaid A-participation interest on Fremont portfolio.

•                  Company ends third quarter with $1.12 billion of unrestricted cash; intends to repay $1.00 billion First Priority Credit Facility due June 2012 in its entirety.

NEW YORK - October 28, 2010 - iStar Financial Inc. (NYSE: SFI), a publicly traded finance company focused on the commercial real estate industry, today reported results for the third quarter ended September 30, 2010.

Third Quarter 2010 Results

iStar reported adjusted earnings (loss) allocable to common shareholders for the third quarter of ($70.9) million or ($0.76) per diluted common share, compared with ($234.2) million or ($2.37) per diluted common share for the third quarter 2009. Adjusted earnings (loss) represents net income (loss) computed in accordance with GAAP, adjusted primarily for preferred dividends, depreciation and amortization and gain (loss) from discontinued operations.

Net income (loss) allocable to common shareholders for the third quarter was ($83.5) million, or ($0.89) per diluted common share, compared to ($251.3) million or ($2.55) per diluted common share for the third quarter 2009. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings (loss) to GAAP net income (loss).

Revenues for the third quarter 2010 were $134.4 million versus $178.2 million for the third quarter 2009. The year-over-year decrease is primarily due to a smaller asset base resulting from loan repayments and sales and a reduction of interest income resulting from performing loans moving to non-performing status.

Net investment income for the third quarter was $59.3 million compared to $166.9 million for the third quarter 2009. The year-over-year decrease is primarily due to decreased gains on early extinguishment of debt in the quarter, as well as lower interest income as discussed above, offset by lower interest expense. Net investment income represents interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, less interest expense and operating costs for corporate tenant lease assets. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 1.78% for the quarter, versus 1.62% in the prior quarter.

During the third quarter, the Company funded a total of $76.7 million under pre-existing commitments and $100.0 million of new investment activity. Additionally during the quarter, the Company received $650.6 million in gross principal repayments and $212.5 million in proceeds from loan sales. The Company also generated $135.1 million of net proceeds from sales of other real estate owned (OREO) assets; and $53.0 million of net proceeds from the sale of three corporate tenant lease (CTL) assets. Of the gross principal repayments and asset sales, $135.2 million was utilized to fully retire the A-participation interest associated with the Fremont portfolio. As a result, the Company now retains 100% of proceeds from sales and repayments of assets associated with the Fremont portfolio.

Capital Markets

As of September 30, 2010, the Company had $1.12 billion of unrestricted cash versus $531.5 million at June 30, 2010. During the quarter, the Company repurchased $125.0 million par value of its senior unsecured notes, resulting in a gain on early extinguishment of debt of $9.5 million. The Company also repurchased 1.1 million shares of its common stock during the quarter.

The Company said it has notified its lenders that it will repay its $1.00 billion First Priority Credit Facility due June 2012 in its entirety the week of November 1, 2010. This will further reduce leverage, enable the Company to retain net sales proceeds and repayments on assets serving as collateral for its secured credit facilities and secured notes, reduce the size of the collateral pool pledged to the secured facilities and notes and allow the Company to repurchase additional debt and equity securities subject to limitations under the terms of its remaining credit facilities.

The Company’s leverage, calculated as book debt net of unrestricted cash and cash equivalents, divided by the sum of book equity, accumulated depreciation and loan loss reserves, each as determined in accordance with GAAP, was 2.4x at September 30, 2010, unchanged from the prior quarter.

-more-

Risk Management

At September 30, 2010, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 76.4% of the Company’s asset base, versus 77.4% at June 30, 2010. The Company’s loan portfolio consisted of 69.4% floating rate loans and 30.6% fixed rate loans, with a weighted average maturity of 2.4 years.

At the end of the quarter, the weighted average last dollar loan-to-value ratio for all structured finance assets was 85.2%. The Company’s corporate tenant lease assets were 87.9% leased with a weighted average remaining lease term of 13.0 years. At September 30, 2010, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.98 and 2.75, versus 3.90 and 2.76, respectively, in the prior quarter.

As of September 30, 2010, the Company had 11 loans on its watch list representing $696.1 million or 11.0% of total managed loans, compared to 14 loans representing $1.03 billion or 13.8% of total managed loans in the prior quarter. Assets on the Company’s watch list are all performing loans. Managed loan value represents iStar’s carrying value of loans, gross of specific reserves and the A-participation interest outstanding on Fremont portfolio assets. The Company’s total managed loan value at quarter end was $6.35 billion. Now that the A-participation interest has been fully repaid, beginning with the quarter ended September 30, 2010, managed loan values equal gross book value of loans, which are gross of specific reserves.

At the end of the third quarter, 60 of the Company’s 173 total loans were on non-performing loan (NPL) status. These loans represent $2.76 billion or 43.4% of total managed loans, compared to 63 loans representing $2.96 billion or 39.9% of total managed loans at the end of the prior quarter. For the quarter, the Company charged-off $91.0 million against its reserve for loan losses related to restructurings, loan sales and repayments.

During the quarter, the Company took title to five properties that had an aggregate managed loan value of $237.4 million prior to foreclosure. This resulted in $144.0 million of charge-offs against the Company’s reserve for loan losses.

At the end of the third quarter, the Company held 51 real estate assets, representing a gross book value of $1.50 billion, which had previously served as collateral for certain of its loan assets. Of these assets, $782.6 million were classified as OREO and considered held for sale based on management’s current intention to market and sell the assets in the near term. The remaining $716.1 million were classified as real estate held for investment (REHI) based on management’s current intent and strategy to hold, operate or develop these assets over a longer term.

For the third quarter, the Company recorded $78.4 million in loan loss provisions versus $109.4 million in the prior quarter. At September 30, 2010, loan loss reserves totaled $1.02 billion or 16.1% of total managed loans. This compares to loan loss reserves of $1.18 billion or 15.9% of total managed loans at June 30, 2010.

-more-

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. is a publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), provides innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, October 28, 2010. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include the amount and timing of additional loan loss provisions, the amount and timing of asset sales (including OREO assets), continued increases in NPLs, repayment levels, the Company’s ability to reduce its indebtedness at a discount, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, the Company’s ability to maintain compliance with its debt covenants, economic conditions, the availability of liquidity for commercial real estate transactions and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

-more-

iStar Financial Inc.

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net investment income (1)	$59,292	$166,932	$307,190	$679,255
Other income	8,616	9,452	22,869	20,397
Non-interest expense (2)	(146,046)	(421,023)	(479,406)	(1,333,402)
Income (loss) from continuing operations	$(78,138)	$(244,639)	$(149,347)	$(633,750)

Income (loss) from discontinued operations	(916)	(3,612)	18,040	4,837
Gain from discontinued operations	4,422	809	270,382	12,426
Net income (loss)	$(74,632)	$(247,442)	$139,075	$(616,487)

(1) Includes interest income, operating lease income, earnings (loss) from equity method investments and gain on early extinguishment of debt, net, less interest expense and operating costs for corporate tenant lease assets.

(2) Includes depreciation and amortization, general and administrative expenses, provision for loan losses, impairments and other expenses.

iStar Financial Inc.

Selected Balance Sheet Data

(In thousands)

(unaudited)

	As of	As of
	September 30, 2010	December 31, 2009

Loans and other lending investments, net	$5,339,180	$7,661,562
Corporate tenant lease assets, net	$1,792,206	$2,885,896
Real estate held for investment, net	$709,448	$422,664
Other real estate owned	$782,611	$839,141
Total assets	$10,464,749	$12,810,575
Debt obligations, net	$8,517,401	$10,894,903
Total liabilities	$8,702,710	$11,147,013
Total equity	$1,760,673	$1,656,118

-more-

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES

Interest income	$84,210	$124,701	$287,295	$444,109
Operating lease income	41,546	44,063	127,981	133,634
Other income	8,616	9,452	22,869	20,397
Total revenues	$134,372	$178,216	$438,145	$598,140

COSTS AND EXPENSES

Interest expense	$77,286	$97,094	$246,815	$322,255
Operating costs - corporate tenant lease assets	5,226	3,809	11,279	11,924
Depreciation and amortization	15,509	16,564	47,510	46,890
General and administrative (1)	24,239	28,543	76,569	97,856
Provision for loan losses	78,414	345,892	277,242	1,039,004
Impairment of other assets	3,832	17,565	17,041	65,129
Other expense	24,052	12,459	61,044	84,523
Total costs and expenses	$228,558	$521,926	$737,500	$1,667,581

Income (loss) from continuing operations before other items	$(94,186)	$(343,710)	$(299,355)	$(1,069,441)
Gain on early extinguishment of debt, net	9,525	91,701	118,305	446,957
Earnings (loss) from equity method investments	6,523	7,370	31,703	(11,266)
Income (loss) from continuing operations	$(78,138)	$(244,639)	$(149,347)	$(633,750)
Income (loss) from discontinued operations	(916)	(3,612)	18,040	4,837
Gain from discontinued operations	4,422	809	270,382	12,426
Net income (loss)	$(74,632)	$(247,442)	$139,075	$(616,487)

Net (income) loss attributable to noncontrolling interests	(858)	(515)	(857)	998
Net income (loss) attributable to iStar Financial Inc.	$(75,490)	$(247,957)	$138,218	$(615,489)

Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)
Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(86,070)	$(258,537)	$106,478	$(647,229)

(1) For the three months ended September 30, 2010 and 2009, includes $3,883 and $4,521 of stock-based compensation expense, respectively. For the nine months ended September 30, 2010 and 2009, includes $13,597 and $17,572 of stock-based compensation expense, respectively.

(2) HPU holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units and common stock equivalents under the Company’s Long Term Incentive Plan.

-more-

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(0.93)	$(2.52)	$(1.89)	$(6.38)
Net income (loss) attributable to iStar Financial Inc. (1)
Basic and diluted	$(0.89)	$(2.55)	$1.10	$(6.21)
Weighted average shares outstanding
Basic and diluted	93,370	98,674	93,556	101,324

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (1) (2)
Basic and diluted	$(176.14)	$(476.73)	$(356.46)	$(1,207.13)
Net income (loss) attributable to iStar Financial Inc. (1) (3)
Basic and diluted	$(169.27)	$(481.93)	$209.67	$(1,175.73)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) For the three months ended September 30, 2010 and 2009, excludes preferred dividends of $10,580. For the nine months ended September 30, 2010 and 2009, excludes preferred dividends of $31,740.

(2) Income (loss) attributable to iStar Financial Inc. from continuing operations excludes net (income) loss from noncontrolling interests.

(3) For the three months ended September 30, 2010 and 2009, net income (loss) allocable to HPU holders was ($2,539) and ($7,229), respectively, on both a basic and dilutive basis. For the nine months ended September 30, 2010 and 2009, net income (loss) allocable to HPU holders was $3,145 and ($17,636), respectively, on both a basic and dilutive basis.

-more-

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

ADJUSTED EARNINGS (1)

Net income (loss)	$(74,632)	$(247,442)	$139,075	$(616,487)
Add: Depreciation and amortization	15,706	25,264	54,393	73,341
Add: Joint venture depreciation and amortization	3,570	1,897	7,301	16,091
Add: Impairment of goodwill and intangible assets	—	—	—	4,186
Add: Net (income) loss attributable to noncontrolling interests	(858)	(515)	(857)	998
Less: Gain from discontinued operations	(4,422)	(809)	(270,382)	(12,426)
Less: Deferred financing amortization	(1,839)	(8,780)	(81,744)	3,346
Less: Preferred dividends	(10,580)	(10,580)	(31,740)	(31,740)

Adjusted earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders:
Basic and Diluted (2)	$(73,055)	$(240,965)	$(183,954)	$(562,691)

Adjusted earnings (loss) per common share:
Basic and Diluted	$(0.76)	$(2.37)	$(1.91)	$(5.40)

Weighted average common shares outstanding:
Basic and Diluted	93,370	98,674	93,556	101,324

Common shares outstanding at end of period:	92,319	97,452	92,319	97,452

(1) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2) For the three months ended September 30, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($2,155) and ($6,737), respectively, on both a basic and dilutive basis.  For the nine months ended September 30, 2010 and 2009, adjusted earnings (loss) allocable to HPU holders was ($5,422) and ($15,333), respectively, on both a basic and dilutive basis.

-more-

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	September 30, 2010	December 31, 2009

ASSETS

Loans and other lending investments, net	$5,339,180	$7,661,562
Corporate tenant lease assets, net	1,792,206	2,885,896
Other investments	542,540	433,130
Real estate held for investment, net	709,448	422,664
Other real estate owned	782,611	839,141
Assets held for sale	—	17,282
Cash and cash equivalents	1,119,641	224,632
Restricted cash	12,005	39,654
Accrued interest and operating lease income receivable, net	23,147	54,780
Deferred operating lease income receivable	62,116	122,628
Deferred expenses and other assets, net	81,855	109,206
Total assets	$10,464,749	$12,810,575

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$185,309	$252,110

Debt obligations, net:
Unsecured senior notes	3,425,239	4,228,908
Secured senior notes	429,697	856,071
Unsecured revolving credit facilities	745,956	748,601
Secured revolving credit facilities	954,076	959,426
Secured term loans	2,864,293	4,003,786
Other debt obligations	98,140	98,111
Total liabilities	$8,702,710	$11,147,013

Redeemable noncontrolling interests	1,366	7,444

Total iStar Financial Inc. shareholders’ equity	1,713,260	1,605,685
Noncontrolling interests	47,413	50,433
Total equity	1,760,673	1,656,118

Total liabilities and equity	$10,464,749	$12,810,575

-more-

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
September 30, 2010

PERFORMANCE STATISTICS

Net Finance Margin
Weighted average GAAP yield on loan and CTL investments	5.63%
Less: Cost of debt	3.85%
Net Finance Margin (1)	1.78%

Return on Average Common Book Equity
Average total book equity	$1,755,115
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$1,248,939

Net income (loss) allocable to common shareholders, HPU holders and Participating Security holders	$(86,070)
Annualized (B)	$(344,280)
Return on Average Common Book Equity (B) / (A)	Neg

Adjusted basic earnings (loss) allocable to common shareholders, HPU holders and Participating Security holders (2)	$(73,055)
Annualized (C)	$(292,220)
Adjusted Return on Average Common Book Equity (C) / (A)	Neg

Expense Ratio (3)
General and administrative expenses (D)	$24,241
Total revenue (E)	$135,430
Expense Ratio (D) / (E)	17.9%

(1) Weighted average GAAP yield is the annualized sum of interest income and operating lease income, divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude adjustments from discontinued operations of $1,058 and $22, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2) Adjusted earnings should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(3) General and administrative expenses and total revenue exclude adjustments from discontinued operations of $2 and $1,058, respectively.

-more-

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
September 30, 2010

CREDIT STATISTICS

Book debt, net of unrestricted cash and cash equivalents (A)	$7,397,760

Book equity	$1,760,673
Add: Accumulated depreciation and loan loss reserves	1,371,789
Sum of book equity, accumulated depreciation and loan loss reserves (B)	$3,132,462

Leverage (1) (A) / (B)	2.4x

Ratio of Earnings to Fixed Charges	Neg
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	Neg
Covenant Calculation of Fixed Charge Coverage Ratio (2)	1.9x

Interest Coverage
EBITDA (3) (C)	$22,652
Interest expense and preferred dividends (D)	$87,866
EBITDA / Interest Expense and Preferred Dividends (3) (C) / (D)	0.3x

RECONCILIATION OF NET INCOME TO EBITDA (3)

Net income (loss)	$(74,632)
Add: Interest expense	77,286
Add: Depreciation and amortization (4)	15,706
Add: Income taxes	722
Add: Joint venture depreciation and amortization	3,570
EBITDA (3)	$22,652

(1) Leverage is calculated by dividing book debt net of unrestricted cash and cash equivalents by the sum of book equity, accumulated depreciation and loan loss reserves.

(2) This measure, which is a trailing twelve-month calculation and excludes the effect of impairment charges and other non-cash items, is consistent with covenant calculations included in the Company’s secured credit facilities; therefore, we believe it is a useful measure for investors to consider.

(3) EBITDA should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (loss) (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(4) Depreciation and amortization exclude adjustments from discontinued operations of $406.

-more-

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

As of
September 30, 2010

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	64

Performance-based commitments	$181,555
Discretionary fundings	165,267
Strategic investments	61,130
Total Unfunded Commitments	$407,952

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$6,054,815
Unsecured debt (B)	$4,305,904

Unencumbered Assets / Unsecured Debt (A) / (B)	1.4x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2010			2009
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Structured Finance Assets (principal risk)	3.98	3.90	3.93	3.92	3.91
Corporate Tenant Lease Assets	2.75	2.76	2.57	2.59	2.60

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	September 30, 2010		December 31, 2009
Value of non-performing loans (1) /
As a percentage of total managed loans	$2,756,000	43.4%	$4,209,255	45.3%

Reserve for loan losses /
As a percentage of total managed loans	$1,024,661	16.1%	$1,417,949	15.3%
As a percentage of non-performing loans (1)		37.2%		33.7%

(1) Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.

-more-

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF SEPTEMBER 30, 2010 (1)

Asset Type	Total	% of Total
First Mortgages / Senior Loans	$5,752	55.5%
Corporate Tenant Leases	2,171	20.9%
Other Real Estate Owned	783	7.5%
Real Estate Held for Investment	716	6.9%
Mezzanine / Subordinated Debt	612	5.9%
Other Investments	337	3.3%
Total	$10,371	100.0%

Geography	Total	% of Total
West	$2,202	21.2%
Northeast	1,865	18.0%
Southeast	1,706	16.5%
Mid-Atlantic	966	9.3%
Southwest	951	9.2%
Various	744	7.1%
Central	585	5.7%
International	415	4.0%
Northwest	394	3.8%
South	272	2.6%
Northcentral	271	2.6%
Total	$10,371	100.0%

Property Type	Performing Loans & Other	CTLs	NPLs	OREO	REHI	Total	% of Total
Condo:
Construction - Completed	$604	$—	$548	$326	$—	$1,477	14.2%
Construction - In Progress	360	—	367	14	—	742	7.2%
Conversion	61	—	54	114	—	228	2.2%
Subtotal Condo	1,025	—	969	454	—	2,447	23.6%
Land	311	59	678	110	492	1,650	15.9%
Retail	448	184	267	45	27	971	9.4%
Entertainment / Leisure	158	483	269	—	—	911	8.8%
Office	189	597	87	—	25	897	8.6%
Industrial / R&D	191	603	29	5	50	879	8.5%
Hotel	396	184	25	15	70	690	6.6%
Mixed Use / Mixed Collateral	212	40	325	71	22	669	6.5%
Other (2)	539	21	2	—	—	563	5.4%
Corporate - Real Estate	321	—	62	—	—	383	3.7%
Multifamily	155	—	43	83	30	311	3.0%
Total	$3,945	$2,171	$2,756	$783	$716	$10,371	100%

(1) Based on carrying value of the Company’s total investment portfolio, gross of loan loss reserves and accumulated depreciation.

(2) Performing loans and other includes $337 million of other investments.

-end-